UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 8, 2005 (June 3, 2005)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-32213 (Commission File No.)	20-0404134 (I.R.S. Employer Identification Number)
33 Maiden Lane New York, NY (Address of principal executive office)		10038 (Zip Code)

(212) 651-7700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 3, 2005, MortgageIT Holdings, Inc. (the "Company") and MortgageIT, Inc. ("MortgageIT") entered into Amendment No. 1 to Loan Sale Agreement ("Amendment No. 1") among MortgageIT, the Company (together with MortgageIT, the "Sellers") and MortgageIT SPV I, which amends the Loan Sale Agreement, dated as of August 4, 2004 (the "Loan Sale Agreement"). The only significant changes to the Loan Sale Agreement resulting from Amendment No. 1 were (i) to add certain defined terms thereto or modify the meanings of certain defined terms therein, (ii) to amend the terms of certain financial covenants applicable to the Sellers and (iii) to revise a representation relating to the character of Mortgage Loans sold thereunder. Capitalized terms not defined in this paragraph have the meanings ascribed to them in Amendment No. 1. The foregoing description of Amendment No. 1 is qualified in its entirety by reference to Amendment No. 1, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

* * * *

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amendment No. 1 to Loan Sale Agreement, dated June 3, 2005, among MortgageIT Holdings, Inc., MortgageIT, Inc. and MortgageIT SPV I

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.

By:	/s/ John R. Cuti
John R. Cuti Secretary

Date: June 8, 2005

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated June 8, 2005 (June 3, 2005)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Loan Sale Agreement, dated June 3, 2005, among MortgageIT Holdings, Inc., MortgageIT, Inc. and MortgageIT SPV I